Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-260020 on Form S-8 of our report dated March 4, 2022, relating to the consolidated financial statements of Doma Holdings, Inc. (formerly States Title Holding, Inc.) (the “Company”) appearing in the Annual Report on Form 10-K for the year ending December 31, 2021.

/s/ Deloitte & Touche LLP
Miami, Florida March 4, 2022